Exhibit 10.2

AGREEMENT

AGREEMENT dated this 27th day of June 2011, by and between B-Maven, Inc. (hereinafter “BMI”), a Nevada Corporation, with offices located at 3272 Reynard Way, San Diego, California 92103 and Anna C. Jones, President of BMI.

The parties hereto agree and acknowledge that by virtue of Anna C. Jones’ other business activities as described in BMI’s Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Anna C. Jones:

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any business opportunities that Anna C. Jones may become aware of independently or directly through his association with us would be presented by her solely to us;

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any business opportunities disclosed to Anna C. Jones by the management of other entities would not be presented by her to us if so requested by them;

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any business opportunities disclosed to Anna C. Jones by us would not be presented by her to any other entity, unless and until we passed upon same; and

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in the event that the same business opportunity is presented to Anna C. Jones by both us and any other business entity, she shall only render her services to the business entity that first disclosed such business opportunity to her.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 27th day of June 2011.

B-MAVEN, INC.

By: /s/ Anna C. Jones

Anna C. Jones, President

By: /s/ Anna C. Jones

Anna C. Jones, Individually